Exhibit 99.1

News Release
For Immediate Release

Sallie Mae Reports Second-Quarter 2024 Financial Results

NEWARK, Del., July 24, 2024 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released second-quarter 2024 financial results. Complete financial results and related materials are available at www.SallieMae.com/investors. The materials will also be available on the Securities and Exchange Commission’s website at www.sec.gov.

Sallie Mae will host an earnings conference call today, July 24, 2024, at 5:30 p.m. ET. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors and the hosting website.

A replay of the webcast will be available via the company’s investor website approximately two hours after the call’s conclusion.
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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@salliemae.com

Investors
Melissa Bronaugh, 571-526-2455, melissa.bronaugh@salliemae.com

NEWARK, Del., July 24, 2024 — Sallie Mae (Nasdaq:SLM), formally SLM Corporation, today released its second-quarter 2024 financial results.
$1.11 GAAP Diluted Earnings Per Common Share	6% Private Education Loan Originations Growth from Year-Ago Quarter	$1.6B Sale of Private Education Loans in Q2 2024	$80M Total Net Charge-Offs (2.1% of Average Loans in Repayment (annualized))	$159M Non-Interest Expenses

“We delivered strong results in the second quarter and first half of the year driven by our core Private Education Loan business, improvements in credit trends, and the gain on our second loan sale of the year. We believe we are well-positioned to continue this positive performance throughout the remainder of the year, which is reflected in our updated guidance.”

                                Jonathan Witter, CEO, Sallie Mae

Private Education Loan Portfolio Trends

▪$20.5B of average loans outstanding, net, down 1% from Q2 2023.

▪$17M in provisions for credit losses in Q2 2024, compared with $18M in Q2 2023.

▪6.1% allowance as a percentage of the ending total loan balance and accrued interest to be capitalized, compared with 6.5% in Q2 2023.

▪0.8% loans in a hardship forbearance, up from 0.2% in Q2 2023.(1)

▪2.8% delinquencies, excluding those loans within a loan modification qualifying period, as a percentage of loans in repayment, down from 3.3% in Q2 2023.(2)

▪2.19% net charge-offs as a percentage of average loans in repayment (annualized), compared with 2.69% in Q2 2023.

Balance Sheet & Capital Allocation
$0.11 Common stock dividend paid in Q2 2024	14.7% Total risk-based capital ratio and CET1 capital ratio of 13.4%
2.9M Shares repurchased in Q2 2024 for $62M(3)	$562M Capacity remaining under the 2024 Share Repurchase Program as of June 30, 2024
Income Statement & Earnings Summary		2024 Guidance* For the full year 2024, the Company expects:
$247M GAAP Net Income attributable to common stock in Q2 2024	5.36% Net interest margin for Q2 2024; decrease of 16 basis points from Q2 2023	$2.70 - $2.80 Diluted Earnings Per Common Share	7% - 8% Private Education Loan Originations Year-over-Year Growth
$112M Gain on sale of loans in Q2 2024; decrease of $13M from Q2 2023	$17M Provision for credit losses; decrease from Q2 2023 attributable to $103M release of provision from loan sale and improvements in the economic outlook, offset by originations	$325 million - $345 million Total Loan Portfolio Net Charge-Offs, or 2.1% - 2.3% of Average Loans in Repayment	$635 million - $655 million Non-Interest Expenses
Investor Contact: Melissa Bronaugh, 571-526-2455                 Media Contact: Rick Castellano, 302-451-2541

* The 2024 Guidance and related comments constitute forward-looking statements and are based on management’s current expectations and beliefs. There can be no guarantee as to whether and to what extent this guidance will be achieved. The Company undertakes no obligation to revise or release any revision or update to these forward-looking statements. See our Forward-Looking Statements disclosures on pg. 4 for more information.

Quarterly Financial Highlights

	Q2 2024	Q1 2024	Q2 2023
Income Statement ($ millions)
Total interest income	$641	$664	$634
Total interest expense	269	277	247
Net interest income	372	387	387
Less: provisions for credit losses	17	12	18
Total non-interest income	142	174	144
Total non-interest expenses	159	162	156
Income tax expense	87	97	92
Net income	252	290	265
Preferred stock dividends	5	5	4
Net income attributable to common stock	$247	$285	$261

Ending Balances ($ millions)
Private Education Loans held for investment, net	$18,433	$19,688	$18,649
FFELP Loans held for investment, net	483	513	571
Deposits	$20,744	$20,903	$20,361
Brokered	10,033	10,289	8,720
Retail and other	10,711	10,614	11,641

Key Performance Metrics ($ in millions)
Net interest margin	5.36%	5.49%	5.52%
Yield - Total interest-earning assets	9.25%	9.41%	9.05%
Private Education Loans	10.91%	11.01%	10.79%
Cost of Funds	4.16%	4.18%	3.75%
Return on Assets (“ROA”)(4)	3.6%	4.1%	3.7%
Return on Common Equity (“ROCE”)(5)	50.6%	65.6%	65.2%
Private Education Loan sales	$1,590	$2,100	$2,100

Per Common Share
GAAP diluted earnings per common share	$1.11	$1.27	$1.10
Average common and common equivalent shares outstanding (millions)	222	224	238

Footnotes:

(1) We calculate the percentage of loans in hardship and other forbearances as the ratio of (a) Private Education Loans in hardship and other forbearances (excluding loans in an extended grace period) numerator to (b) Private Education Loans in repayment and forbearance denominator. If the customer is in financial hardship, we work with the customer and/or cosigner and identify any available alternative arrangements designed to reduce monthly payment obligations, which may include a short-term hardship forbearance. Loans in hardship and other forbearances (excluding loans in an extended grace period) were approximately $145 million and $154 million at June 30, 2024 and 2023, respectively.

(2) This metric excludes loans in a loan modification qualifying period, which at June 30, 2024 and 2023, totaled approximately $169 million and $77 million, respectively. When giving a customer facing financial difficulty an interest rate reduction under our programs, we evaluate their ability to pay and provide customized repayment terms based upon their financial condition. As part of demonstrating the ability and willingness to pay, the customer must make three consecutive monthly payments at the reduced payment to qualify for the program. After successfully completing the qualifying period (if eligible), borrowers will have their interest rate reduced, term extended and, if re-age eligible, be brought current, consistent with established loan program servicing policies and procedures.

(3) Common shares were repurchased under Rule 10b5-1 trading plans authorized under the Company’s 2024 Share Repurchase Program. As of June 30, 2024, we had $562 million of capacity remaining under the 2024 Share Repurchase Program.

(4) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator.

(5) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

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CAUTIONARY NOTE AND DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this press release. Statements that are not historical facts, including statements about the Company’s beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. These include, but are not limited to: strategies; goals and assumptions of SLM Corporation and its subsidiaries, collectively or individually as the context requires (the “Company”); the Company’s expectation and ability to execute loan sales and share repurchases; statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of any such pandemic on the Company’s business, results of operations, financial condition, and/or cash flows; the Company’s expectation and ability to pay a quarterly cash dividend on our common stock in the future, subject to the approval of our Board of Directors; the Company’s 2024 guidance; the Company’s three-year horizon outlook; the impact of acquisitions we have made or may make in the future; the Company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations.

Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors, many of which are difficult to predict and generally beyond the control of the Company, which may cause actual results to be materially different from those reflected in such forward-looking statements. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws or regulations; our ability to timely develop new products and services and the acceptance of those products and services by potential and existing customers; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company is a party; credit risk associated with the Company’s exposure to third parties, including counterparties to the Company’s derivative transactions; the effectiveness of our risk management framework and quantitative models; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers, or any change related thereto; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans owned by us; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect.

All oral and written forward-looking statements attributed to the Company are expressly qualified in their entirety by the factors, risks, and uncertainties set forth in the foregoing cautionary statements, and are made only as of the date of this press release or, where the statement is oral, as of the date stated. We do not undertake any obligation to update or revise any forward-looking statements to conform to actual results or changes in our expectations, nor to reflect events or circumstances that occur after the date on which such statements were made. In light of these risks, uncertainties, and assumptions, you should not put undue reliance on any forward-looking statements discussed.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
	June 30,	December 31,
(Dollars in thousands, except share and per share amounts)	2024	2023
Assets
Cash and cash equivalents	$5,262,448	$4,149,838
Investments:
Trading investments at fair value (cost of $45,171 and $43,412, respectively)	60,473	54,481
Available-for-sale investments at fair value (cost of $2,428,037 and $2,563,984, respectively)	2,283,262	2,411,622
Other investments	107,064	91,567
Total investments	2,450,799	2,557,670
Loans held for investment (net of allowance for losses of $1,269,652 and $1,339,772, respectively)	18,915,333	20,306,357
Restricted cash	142,230	149,669
Other interest-earning assets	6,362	9,229
Accrued interest receivable	1,391,081	1,379,904
Premises and equipment, net	126,440	129,501
Goodwill and acquired intangible assets, net	66,102	68,711
Income taxes receivable, net	351,126	366,247
Other assets	56,923	52,342
Total assets	$28,768,844	$29,169,468

Liabilities
Deposits	$20,744,030	$21,653,188
Long-term borrowings	5,403,012	5,227,512
Other liabilities	338,564	407,971
Total liabilities	26,485,606	27,288,671
Commitments and contingencies
Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 440.3 million and 438.2 million shares issued, respectively	88,056	87,647
Additional paid-in capital	1,173,735	1,148,689
Accumulated other comprehensive loss (net of tax benefit of ($25,378) and ($24,176), respectively)	(78,809)	(75,104)
Retained earnings	4,107,980	3,624,859
Total SLM Corporation stockholders’ equity before treasury stock	5,542,032	5,037,161
Less: Common stock held in treasury at cost: 222.8 million and 217.9 million shares, respectively	(3,258,794)	(3,156,364)
Total equity	2,283,238	1,880,797
Total liabilities and equity	$28,768,844	$29,169,468

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share amounts)	2024	2023	2024	2023
Interest income:
Loans	$565,338	$568,342	$1,161,945	$1,151,126
Investments	15,139	12,037	29,646	23,368
Cash and cash equivalents	60,999	53,526	113,443	97,009
Total interest income	641,476	633,905	1,305,034	1,271,503
Interest expense:
Deposits	211,286	191,407	431,731	374,938
Interest expense on short-term borrowings	3,310	3,299	6,872	6,317
Interest expense on long-term borrowings	54,708	52,568	107,243	98,549
Total interest expense	269,304	247,274	545,846	479,804
Net interest income	372,172	386,631	759,188	791,699
Less: provisions for credit losses	16,830	17,729	28,871	131,841
Net interest income after provisions for credit losses	355,342	368,902	730,317	659,858
Non-interest income:
Gains on sales of loans, net	111,929	124,754	254,968	124,745
Gains (losses) on securities, net	2,103	(1,213)	4,221	498
Other income	27,773	20,513	56,774	40,522
Total non-interest income	141,805	144,054	315,963	165,765
Non-interest expenses:
Operating expenses:
Compensation and benefits	85,261	78,233	181,737	165,882
FDIC assessment fees	11,727	9,851	25,039	21,380
Other operating expenses	60,218	66,080	110,863	121,441
Total operating expenses	157,206	154,164	317,639	308,703
Acquired intangible assets amortization expense	1,394	2,245	2,609	4,517
Total non-interest expenses	158,600	156,409	320,248	313,220
Income before income tax expense	338,547	356,547	726,032	512,403
Income tax expense	86,554	91,482	184,108	128,820
Net income	251,993	265,065	541,924	383,583
Preferred stock dividends	4,628	4,274	9,281	8,337
Net income attributable to SLM Corporation common stock	$247,365	$260,791	$532,643	$375,246
Basic earnings per common share	$1.13	$1.11	$2.42	$1.57
Average common shares outstanding	218,924	235,061	219,670	238,261
Diluted earnings per common share	$1.11	$1.10	$2.39	$1.56
Average common and common equivalent shares outstanding	222,467	237,592	223,156	240,554
Declared dividends per common share	$0.11	$0.11	$0.22	$0.22